Ex. T3A.32
SL UNO PORTLAND, INC.

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BY-LAWS

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ARTICLE I

OFFICES

Section 1.  The registered office shall be located in City of Portland, Maine.
Section 2.  The corporation may also have offices at such other places both within and without the State of Maine as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1.  All meetings of shareholders for the election of directors shall be at such place and time as may be fixed by the board of directors.
Section 2.  Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, the clerk or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.  Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the chairman of the board of directors, a majority of the board of directors, or the holders of not less than ten percent of all the shares entitled to vote at the meeting.
Section 3.  Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, the clerk or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
Section 4.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
ARTICLE IV

DIRECTORS

Section 1.  The number of directors shall be three.  Directors need not be residents of the State of Maine nor shareholders of the corporation.  The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.  The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2.  Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.
Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.  A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.
Section 3.  The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.
Section 4.  The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.
ARTICLE V

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.  Meetings of the board of directors, regular or special, may be held either within or without the State of Maine.
Section 2.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
Section 3.  Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
Section 4.  Special meetings of the board of directors may be called by the chairman of the board or by the president on ***Notice of Special Meeting*** days’ notice to each director, either personally or by mail or by facsimile telecommunication; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.
Section 5.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
Section 6. ***Quorum for Directors*** of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation.  The act of a majority of the directors present at arty meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.
ARTICLE VI

EXECUTIVE COMMITTEE

Section 1.  The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law.  Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors.  The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.
ARTICLE VII

NOTICES

Section 1.  Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by facsimile telecommunication.
Section 2.  Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE VII

OFFICERS

Section 1.  The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a clerk, who is a resident of Maine, a secretary and a treasurer.  The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.
Section 2.  The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.
Section 3.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
Section 4.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
Section 5.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
THE PRESIDENT

Section 6.  The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
Section 7.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
THE VICE-PRESIDENTS

Section 8.  The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE CLERK

Section 9.  The clerk shall keep, in a book kept for such purpose, the records of all shareholders’ meetings, including records of all votes and minutes of such meetings; such book shall be kept by him at the registered office of the corporation or, if the corporation is not a close corporation, as defined in the Maine Business Corporation Act, at another office of the corporation to which the clerk has ready access; wherever kept, such book shall be deemed to be in the custody of the clerk.  He shall act as voting inspector.  He shall keep on file a list of shareholders entitled to vote at each meeting.  He shall keep on file the most recent list of shareholders.  He may certify all votes, resolutions and actions of the shareholders, and may certify all votes, resolutions and actions of the board of directors and of its committees.
THE SECRETARY AND ASSISTANT SECRETARIES

Section 10.  The secretary shall attend all meetings of the board of directors and record all the proceedings of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
In the absence of the clerk at any shareholders’ meeting the secretary, who need not be a resident of the State of Maine, shall keep the minutes of the votes and business transacted, and shall promptly deliver such minutes to the clerk for him to record in the record books of the company.  The secretary may certify all votes, resolutions and actions of the shareholders, and of the board of directors and its committees.
Section 11.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 12.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
Section 13.  He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
Section 14.  If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
Section 15.  The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE IX

CERTIFICATES FOR SHARES

Section 1.  The shares of the corporation shall be represented by certificates signed by any two of: the president, a vice-president, the clerk, the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.
If the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of other series.
Section 2.  The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by the clerk, a transfer agent or any assistant transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.
LOST CERTIFICATES

Section 3.  The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
TRANSFERS OF SHARES

Section 4.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.
CLOSING OF TRANSFER BOOKS

Section 5.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of a dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in arty case, sixty days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  If no record date is fixed for determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or other distribution, the day next preceding the date on which notice of the meeting is mailed, or the day next preceding the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a meeting of the shareholders is adjourned for less than thirty days, the determination of shareholders entitled to vote at the original meeting shall apply to the adjourned meeting unless the directors fix a new record date for such adjourned meeting and cause new notice of the adjourned meeting to be given as for an original meeting.  When a meeting of the shareholders is adjourned for thirty days or more, a new record date shall be fixed for the adjourned meeting.
REGISTERED SHAREHOLDERS

Section 6.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maine.
LIST OF SHAREHOLDERS

Section 7.  The officer or agent having charge of the transfer books for shares shall, in advance of each meeting of shareholders, prepare a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period commencing not less than ten days prior to such meeting, shall be kept on file at the office of the clerk of the corporation, and at the office of its transfer agent or registrar, if any and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.
ARTICLE X

GENERAL PROVISIONS

DIVIDENDS

Section 1.  Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.
Section 2.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS

Section 3.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
FISCAL YEAR

Section 4.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5.  The corporate seal shall have inscribed thereon the words “Corporate Seal”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.